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                                                                     EXHIBIT 5.1




                                 [LETTERHEAD]



                                                                   July 21, 1994




The Charles Schwab Corporation
101 Montgomery Street
San Francisco, CA  94104

Ladies and Gentlemen:

                 You have requested our opinion as to certain matters in connection with the filing by The Charles Schwab Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering up to 2,800,000 shares of the Company's Common Stock, $.01 par value, (the "Shares") issuable under its 1992 Stock Incentive Plan as amended and restated on January 1, 1994 (the "Plan") either (i) pursuant to the exercise of options to purchase a specified number of Shares, (ii) upon the satisfaction of certain specified conditions in the case of performance share awards, or (iii) outright as restricted stock.

                 For purposes of this opinion, we have examined the Registration Statement and related prospectus, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, the Plan and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

                 On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold (i) upon exercise of options, (ii) upon satisfaction of conditions to issuance in the case of performance share





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The Charles Schwab Corporation
July 21, 1994
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awards, or (iii) outright in the case of restricted stock, in accordance with the Plan, the stock option and stock award agreements entered into pursuant to the Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement.



                                       Very truly yours,

                                       HOWARD, RICE, NEMEROVSKI, CANADY
                                           ROBERTSON, FALK & RABKIN
                                       A Professional Corporation



                                       By: /s/ Karen Stevenson
                                           ----------------------------
                                               Karen Stevenson